SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549



                                    FORM 8-K



                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



    Date of report (Date of earliest event reported)        January 24, 2002
                                                        ------------------------



                               UNOCAL CORPORATION
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             (Exact name of registrant as specified in its charter)



                                    Delaware
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                 (State or Other Jurisdiction of Incorporation)



    1-8483                                   95-3825062
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(Commission File Number)                (I.R.S. Employer Identification No.)



2141 Rosecrans Avenue, Suite 4000, El Segundo, California         90245
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(Address of Principal Executive Offices)                       (Zip Code)



                                 (310) 726-7600
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              (Registrant's Telephone Number, Including Area Code)

Item 5.           Other Events.

Unocal Corporation anticipates that its fourth quarter 2001 results will include an $86 million non-cash after-tax charge for impairment of certain Gulf of Mexico shelf properties, due principally to lower commodity prices. Unocal will also record a $24 million after-tax charge for environmental and litigation matters.

These negative special items are partially offset by a $17 million after-tax gain from the sale of a Gulf of Mexico production property and a $5 million after-tax gain in mark-to-market accruals for non-hedge commodity derivatives.

Including special items, Unocal expects to report a net loss for the fourth quarter of 2001.

The company expects that fourth quarter adjusted after-tax earnings per share, excluding special items, will be in line with previously announced expectations, adjusted for lower crude oil and natural gas prices.

Unocal plans to announce its fourth quarter 2001 earnings on January 29 prior to start of trading on the New York Stock Exchange.


Forward-looking statements and estimates regarding projected earnings and operating results in this filing are based on Unocal's current expectations and beliefs and are subject to a number of known and unknown risks and uncertainties. Actual results could differ materially as a result of factors discussed in Unocal 's 2000 Annual Report on Form 10-K and subsequent reports filed with the Commission.

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

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.




                                                 UNOCAL CORPORATION
                                                   (Registrant)




Date:  January 24, 2002                     By:  /s/ JOE D. CECIL
      ------------------                         -------------------------------
                                                  Joe D. Cecil
                                                  Vice President and Comptroller

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